     As filed with the Securities and Exchange Commission on June 29, 2001
                                                      Registration No. 333-86645
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

                Ohio                                         31-0854434
      (State or other jurisdiction of                     (I.R.S. Employer
          incorporation or organization)                Identification No.)
                                _______________

                   Fifth Third Center, Cincinnati, Ohio 45263
                                 (513) 579-5300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                             Paul L. Reynolds, Esq.
                              Fifth Third Bancorp
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                                 (513)579-5300
                              (513)744-6757 (Fax)
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)
                                _______________

                          Copies of Communications to:

                           Richard G. Schmalzl, Esq.
                           Jeffrey L. Stainton, Esq.
                            Graydon, Head & Ritchey
                            1900 Fifth Third Center
                               511 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513)621-6464
                              (513)651-3836 (Fax)

     Approximate date of commencement of proposed sale of the securities to the public: The merger of Vanguard Financial Company with and into Fifth Third, was consummated on July 9, 1999. Under the terms of the Merger Agreement, Fifth Third was required to file and maintain the effectiveness of this Registration Statement for up to one year following the merger. Fifth Third is hereby amending this Registration Statement to deregister the remaining 26,000 shares of common stock, no par value, registered in connection with the merger.

     If the only securities being offered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [ ]

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-86645) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
===============================================================================

                          DEREGISTRATION OF SECURITIES

     In accordance with the undertaking of Fifth Third Bancorp set forth in the registration statement on Form S-3 (File No. 333-86645), Fifth Third is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 26,000 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement.

     Pursuant to the registration statement on Form S-3, 72,082 shares of common stock were registered. The shares were registered in connection with the consummation of the merger of Vanguard Financial Company with and into Fifth Third. The merger was consummated on July 9, 1999. At the closing of the merger, these shares were initially issued to the shareholders of Vanguard Financial Company pursuant to exemptions to the Securities Act. Following the merger, the shares were registered pursuant to the registration statement in order to facilitate the resale of the shares by any selling shareholders. Fifth Third was required under the terms of the merger agreement to maintain the effectiveness of this registration statement until the earlier to occur of (a) one year after the effective time of the merger, or (b) the first date as of which all of the registrable shares were sold pursuant to this registration statement.

     As of June 28, 2001, an aggregate of 26,000 shares registered under this registration statement (as adjusted) remain unsold by the selling shareholders. Therefore, in accordance with the undertakings mentioned above, Fifth Third hereby deregisters the remaining 26,000 shares of Fifth Third common stock previously registered pursuant to the registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-86645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 29, 2001.

                              FIFTH THIRD BANCORP


                              By:  /s/ GEORGE S. SCHAEFER, JR.
                                   ---------------------------
                                  George A. Schaefer, Jr.
                                  President and Chief  Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-86645 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


/s/ GEORGE S. SCHAEFER, JR.                  Date:  June 29, 2001
-----------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer

Principal Financial Officer:


/s/ NEAL E. ARNOLD                           Date:   June 29, 2001
------------------------------------
Neal E. Arnold
Chief Financial Officer, Executive
Vice President and Treasurer


Principal Accounting Officer:


/s/ ROGER W. DEAN                            Date:   June 29, 2001
------------------------------------
Roger W. Dean
Controller


Directors of the Company:


/s/ DARRYL F. ALLEN*                         Date:   June 29, 2001
------------------------------------
Darryl F. Allen


/s/ JOHN F. BARRETT*                         Date:   June 29, 2001
------------------------------------
John F. Barrett


/s/ GERALD V. DIRVIN*                        Date:   June 29, 2001
------------------------------------
Gerald V. Dirvin


/s/ THOMAS B. DONNELL*                       Date:   June 29, 2001
------------------------------------
Thomas B. Donnell


/s/ RICHARD T. FARMER*                       Date:   June 29, 2001
------------------------------------
Richard T. Farmer


/s/ JOESEPH H. HEAD, JR.*                    Date:   June 29, 2001
------------------------------------
Joseph H. Head, Jr.


/s/ JOAN R. HERSCHEDE*                       Date:   June 29, 2001
------------------------------------
Joan R. Herschede


/s/ ALLEN M. HILL*                           Date:   June 29, 2001
------------------------------------
Allen M. Hill

/s/ WILLIAM G. KAGLER*                       Date:   June 29, 2001
------------------------------------
William G. Kagler


/s/ JAMES D. KIGGEN*                         Date:   June 29, 2001
------------------------------------
James D. Kiggen


/s/ JERRY L. KIRBY*                          Date:   June 29, 2001
------------------------------------
Jerry L. Kirby


                                             Date:
------------------------------------
Robert L. Koch, II


/s/ MITCHEL D. LIVINGSTON*                   Date:   June 29, 2001
------------------------------------
Mitchel D. Livingston, Ph.D.


/s/ ROBERT B. MORGAN*                        Date:    June 29, 2001
------------------------------------
Robert B. Morgan


/s/ DAVID E. REESE*                          Date:   June 29, 2001
------------------------------------
David E. Reese


/s/ JAMES E. ROGERS*                         Date:   June 29, 2001
------------------------------------
James E. Rogers


/s/ BRIAN H. ROWE*                           Date:   June 29, 2001
------------------------------------
Brian H. Rowe


/s/ GEORGE A. SCHAEFER, JR.                  Date:   June 29, 2001
------------------------------------
George A. Schaefer, Jr.


/s/ JOHN J./ SCHIFF, JR.*                    Date:   June 29, 2001
------------------------------------
John J. Schiff, Jr.


/s/ DONALD B. SCHACKELFORD*                  Date:   June 29, 2001
------------------------------------
Donald B. Schackelford


/s/ DENNIS J. SULLIVAN, JR.*                 Date:   June 29, 2001
------------------------------------
Dennis J. Sullivan, Jr.

/s/ DUDLEY S. TAFT*                          Date:   June 29, 2001
------------------------------------
Dudley S. Taft


                                             Date:
------------------------------------
Thomas W. Traylor


____________________________________         Date:
Alton C. Wendzel



*By: /s/ GEORGE A. SCHAEFER, JR.
     ---------------------------
     George A. Schaefer, Jr.
     as attorney-in-fact pursuant to
     a power of attorney previously
     filed